UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   November 10, 2008

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

Five TEK Park
9999 Hamilton Blvd.
Breinigsville, Pennsylvania		18031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Buckeye GP LLC (the “General Partner”), the general partner of Buckeye Partners, L.P. (the “Partnership”), today announced the appointment of Mr. Keith E. St. Clair to the position of Senior Vice President and Chief Financial Officer of the General Partner.  Mr. St. Clair, who will also become the Partnership’s Principal Financial and Accounting Officer, will replace Mr. Vance Powers, who has been serving as Acting Chief Financial Officer and Principal Financial and Accounting Officer since July 23, 2007.  Mr. Powers will continue to serve the Partnership in the capacity of Vice President, Finance and Controller.  Mr. St. Clair has also been appointed to a similar position at MainLine Management LLC (“MainLine Management”), the general partner of Buckeye GP Holdings L.P. (“BGH”), which is the parent company of the General Partner.

Mr. St. Clair has over 20 years of experience in senior financial positions in both public and private companies.  Mr. St. Clair, 51, most recently served as Executive Vice President and Chief Financial Officer of Magnum Coal Company, one of the largest coal producers in Central Appalachia, from January, 2006 until its sale to Patriot Coal Corporation in July of 2008.    Prior to his joining Magnum, Mr. St. Clair served as Senior Vice President and Chief Financial Officer of Trade-Ranger, Inc., a global business-to-business marketplace for electronic procurement and supply chain management for the oil and gas industry, from March, 2002 until its sale in mid-2005.  Mr. St. Clair is a certified public accountant.

Mr. St. Clair’s annual base salary for the positions set forth above will be $325,000. In addition, beginning in 2009, Mr. St. Clair will be eligible to receive a bonus with a target amount equal to 100% of his base salary.  The bonus will be paid when and if declared by the Compensation Committee of the Board of Directors of the General Partner, in its sole discretion.

There is no arrangement or understanding between Mr. St. Clair and any other persons pursuant to which he was appointed as Senior Vice President and Chief Financial Officer of the General Partner.  Mr. St. Clair has no family relationship with any director or executive officer of the General Partner or the Partnership.

The press release announcing Mr. St. Clair’s appointment is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 is being furnished pursuant to this Item 5.02.

(e)           In connection with the appointment of Mr. St. Clair as Senior Vice President and Chief Financial Officer of the General Partner, Mr. St. Clair entered into a Severance Agreement (the “Severance Agreement”), dated as of November 10, 2008, with the Partnership, BGH, and Buckeye Pipe Line Services Company (“Services Company”).  Pursuant to the terms of the Severance Agreement, Mr. St. Clair is entitled to severance payments following (i) the termination of Mr. St. Clair’s employment by Services Company except if the termination is a result of (x) the continuous illness, injury or incapacity for a period of six consecutive months of Mr. St. Clair or (y) “Cause”, or (ii) a voluntary termination of employment by Mr. St. Clair upon (I) the material failure of Services Company to comply with and satisfy any of the terms of the Severance Agreement, (II) the significant reduction by Services Company of the authority, duties or responsibilities of Mr. St. Clair, (III) the elimination of Mr. St. Clair from eligibility to participate in, or the exclusion of Mr. St. Clair from participation in, employee benefit plans or policies, except to the extent such elimination or exclusion is applicable to the General Partner’s named executive officers as a group, (IV) the reduction in Mr. St. Clair’s annual base compensation or the reduction in the annual target cash bonus opportunity for which Mr. St. Clair is eligible (unless such reduction in Mr. St. Clair’s annual target cash bonus opportunity is made in connection with similar reductions in the bonus opportunities of the General Partner’s named executive officers as a group), or (V) the transfer of Mr. St. Clair, without his express written consent, to a location that is more than 100 miles from Houston, Texas.  Mr. St. Clair’s Severance Agreement provides for a lump-sum severance payment from Services Company in the amount of Mr. St. Clair’s annual base salary at the time of termination plus any annual target bonus opportunity for such year.

If Mr. St. Clair becomes eligible for severance payments pursuant to the terms of his Severance Agreement, Services Company will also provide certain continued benefits to Mr. St. Clair under our medical and dental plans and policies for a period of 12 months following his termination (the “Benefit Period”).  Mr. St. Clair’s eligibility to continue receiving such medical and dental benefits will cease if he obtains new employment that provides him with eligibility for medical benefits without a pre-existing condition limitation.  During the Benefit Period, Services Company will pay Mr. St. Clair a monthly payment equal to the COBRA cost of continued health and dental coverage, less the amount that Mr. St. Clair would be required to contribute for heath and dental coverage if Mr. St. Clair were an active employee (the “Benefit Payment”).  On each date on which a Benefit Payment is made, Services Company will also pay Mr. St. Clair an additional tax gross-up amount equal to the federal, state and local income and payroll taxes, if any, that Mr. St. Clair incurs on the Benefit Payment and the gross-up payment.  For the purposes of the gross-up payment, the aggregate tax rate for the federal, state and local income and payroll taxes shall be assumed to be 25%.  The gross-up payments will cease when the Benefits Payments cease.

For the purposes of Mr. St. Clair’s Severance Agreement, “Cause” is defined as (i) habitual insobriety or substance abuse, (ii) engaging in acts of disloyalty to the Partnership or BGH including fraud, embezzlement, theft, commission of a felony, or proven dishonesty, or (iii) willful misconduct of St. Clair in the performance of his duties, or the willful failure of Mr. St. Clair to perform a material function of Mr. St. Clair’s duties pursuant to the terms of the Severance Agreement.

Mr. St. Clair’s Severance Agreement is being filed as Exhibit 10.1 hereto.

Services Company employs most of the Partnership’s employees, including its named executive officers.  Pursuant to agreements between Services Company and the Partnership and BGH, Services Company will be reimbursed, prior to January 1, 2009, by BGH and, thereafter, by the Partnership, for the salary, benefits and severance, if any, payable to Mr. St. Clair.

Item 9.01                                            Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Severance Agreement, dated as of November 10, 2008, by and among Buckeye Partners, L.P., Buckeye GP Holdings L.P., Buckeye Pipe Line Services Company, and Keith St. Clair.

99.1	Press release of Buckeye Partners, L.P. issued November 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	STEPHEN C. MUTHER
Stephen C. Muther
President

Dated: November 10, 2008

Exhibit Index

Exhibit

10.1	Severance Agreement, dated as of November 10, 2008, by and among Buckeye Partners, L.P., Buckeye GP Holdings L.P., Buckeye Pipe Line Services Company, and Keith St. Clair.

99.1	Press release of Buckeye Partners, L.P. issued November 10, 2008.